Exhibit 5.1

17 April 2023	Our Ref: NE/lb/P4091-179141

PROKIDNEY CORP.

c/o Walkers Corporate Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9008

Cayman Islands

Dear Addressees

PROKIDNEY CORP.

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the registration for resale from time to time by certain selling securityholders (the “Selling Securityholders”) of up to an aggregate of 239,448,300 Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”) of ProKidney Corp. (the “Company”), including:

(a)

6,890,000 Class A ordinary shares collectively held by certain holders of the Company’s securities (the “Holders”) party to that certain Amended and Restated Registration Rights Agreement, dated as of 11 July 2022, by and among the Company, SCS Sponsor III LLC, and the Holders, their permitted transferees and certain additional holders;

(b)

180,000,000 Class A ordinary shares issued or issuable pursuant to that certain Exchange Agreement, dated as of 11 July 2022, by and among the Company, ProKidney LP, and certain holders of the Company’s securities party thereto;

(c)	52,508,300 Class A ordinary shares purchased by certain investors at a purchase price of $10.00 per share, pursuant to subscription agreements with the Company; and

(d)	50,000 Class A ordinary shares issued or issuable pursuant to the settlement of restricted stock units of the Company,

(collectively, the “Resale Shares”), in each case under the United States Securities Act of 1933, as amended (the “Securities Act”) and pursuant to the terms of the Registration Statement (as defined in Schedule 1).

For the purposes of giving this opinion, we have examined and relied solely upon the originals or copies of the documents listed in Schedule 1.

Walkers

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

WALKERS	Page 2

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.

Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, as at the date hereof, we give the following opinions in relation to the matters set out below.

1.

The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.

The Resale Shares have been duly authorised for issue to the Selling Securityholders by all necessary corporate action of the Company, and upon the issue of the Resale Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Resale Shares have been issued and credited as fully paid), delivery and payment therefor by the purchaser in accordance with the Memorandum and Articles (as defined in Schedule 1), the Resale Shares will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied in respect of such Resale Shares on the holder thereof by the Company).

The foregoing opinions are given based on the following assumptions:

1.

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Registration Statement and Resolutions (each as defined in Schedule 1) are, or will be, genuine and are, or will be, those of a person or persons stated therein. All documents purporting to be sealed have been, or will be, so sealed. All copies are complete and conform to their originals. The Registration Statement will conform in every material respect to the latest drafts of the same produced to us prior to the date hereof and, where provided in successive drafts, have been marked up to indicate all changes thereto.

2.	The Memorandum and Articles will be the memorandum and articles of association of the Company in effect at the time of the issue and sale of the Resale Shares.

3.

The Company Records (as defined in Schedule 1) are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

4.	The accuracy and completeness of all factual representations made in the Registration Statement and all other documents reviewed by us.

5.

The Company will receive or has received consideration in money or money’s worth for each Resale Share offered by the Company when issued at the agreed issue price as per the terms of applicable documents relating to the issue of such Resale Shares to the Selling Securityholders, such price in any event not being less than the stated par or nominal value of each Resale Share.

6.	The preparation and filing of the Registration Statement has been duly authorised by or on behalf of the Company prior to the issue and sale of the Ordinary Shares.

WALKERS	Page 3

7.	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any of the opinions set forth above.

The opinions expressed above are subject to the following qualifications:

1.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

2.

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”) on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm, as Cayman Islands counsel to the Company, in the Registration Statement.

Yours faithfully

/s/ Walkers (Cayman) LLP

WALKERS (CAYMAN) LLP

WALKERS	Page 4

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

A draft of the Post-Effective Amendment No. 1 to Form S-1 Registration Statement to be filed by the Company with the United States Securities and Exchange Commission registering the Resale Shares under the Securities Act (as filed, the “Registration Statement”).

2.

The Certificate of Incorporation dated 25 February 2021, Certificate of Incorporation on Change of Name dated 11 July 2022, Register of Directors and Register of Officers, the Second Amended and Restated Memorandum and Articles of Association of the Company adopted and effective on 11 July 2022 (the “Memorandum and Articles”), in each case, of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the “Company Records”).

3.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 17 April 2023.

4.	A copy of a Certificate of Good Standing dated 17 April 2023 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

5.	A copy of executed written resolutions of the directors of the Company dated 11 July 2022 approving various matter, including the Registration Statement (the “Resolutions”).